UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2022

HighPeak Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-235313	84-3533602
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

421 W. 3rd St., Suite 1000 Fort Worth, Texas 76102
(Address of Principal Executive Offices) (Zip Code)

(817) 850-9200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	HPK	The Nasdaq Stock Market LLC
Warrant	HPKEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging grown company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02         Results of Operations and Financial Condition.

In connection with its proposed issuance (the “Private Placement”) of $225 million 10.00% Senior Unsecured Notes due 2024 (the “Notes”), HighPeak Energy, Inc. (the “Company,” “HighPeak Energy,” “HighPeak” or the “issuer”), provided the operational updates set forth below in the disclosures provided to investors.

Preliminary Information Regarding Quarter ended December 31, 2021 and Year Ending December 31, 2021

During the year ended December 31, 2021, the Company successfully drilled twenty-six (26) horizontal wells, of which twenty-one (21) were located in Flat Top, including one salt-water disposal well, and five (5) were located in Signal Peak.  Also, we had an additional twenty-eight (28) wells in progress as of December 31, 2021.  At Flat Top, we had four (4) wells being drilled, including three (3) horizontal wells and one (1) salt-water disposal well and twenty (20) horizontal wells in various stages of completion.   At Signal Peak, we had two (2) horizontal wells being drilled and two (2) horizontal wells in various stages of completion that are expected to be brought online over the next three months.

As of the date of this offering circular, we have not finalized our financial and operational results for the three months or the year ended December 31, 2021. However, based on preliminary information, we estimate that our average net daily production for the three months ended December 31, 2021, ranged from approximately 14.5 MBoe to approximately 15.5 MBoe, consisting of approximately 85% to 90% oil and approximately 92.5% to 97.5% liquids. Fourth quarter 2021 production estimates are based primarily on production from approximately 59 gross (47.3 net) horizontal wells.  At December 31, 2021, the Company had an additional 27 gross (23.0 net) oil wells in various stages of drilling or completion.  Net income before interest expense, interest income, income taxes, depletion, depreciation, amortization, accretion of discount on asset retirement obligations, exploration and abandonment expense, non-cash stock-based compensation expense, derivative gains and losses net of settlements, gains and losses on divestitures and certain other items (“EBITDAX”), a non-GAAP financial measure, for the three months ended December 31, 2021 based on preliminary information, ranged from approximately $70 million to approximately $75 million.

This preliminary estimate is derived from our internal records and is based on the most current information available to management. This preliminary estimate has not been audited or reviewed by our independent auditors nor have our independent auditors performed any procedures with respect to this information or expressed any opinion or any form of assurance on such information. This estimate is preliminary, unaudited and inherently uncertain. Our normal reporting processes with respect to the foregoing preliminary estimate have not been fully completed and our auditors have not completed an audit or review of such estimate. During the course of our and our auditors’ review on this preliminary estimate, we could identify items that would require us to make adjustments and which could affect our final results. Any such adjustments could be material. This preliminary estimate should not be viewed as indicative of our financial condition or results as of or for any future period. Actual results could differ from the estimates, trends and expectations discussed herein, and such differences could be material.

For the year ending December 31, 2022, the Company currently plans to operate four (4) drilling rigs and an average of two (2) frac fleets in the Permian Basin. However, the scope, duration and magnitude of the direct and indirect effects of the ongoing coronavirus disease (“COVID-19”) pandemic are continuing to evolve and in ways that are difficult or impossible to anticipate. Given the dynamic nature of this situation, the Company is maintaining flexibility in its capital plan and will continue to evaluate drilling and completion activity on an economic basis, with future activity levels assessed monthly.

In connection with the Private Placement, the Company provided additional information to investors regarding reserve estimates based on reserve reports prepared by Cawley, Gillespie & Associates, Inc., providing for reserve estimates as of December 31, 2021. Copies of the reserve reports are attached hereto as Exhibit 99.2 and Exhibit 99.3 and are incorporated herein by reference.

Summary Reserve Data as of December 31, 2021

The following table represents a summary of our proved reserves and associated PV-10 as of December 31, 2021. Such estimates are based on reserve reports prepared by Cawley, Gillespie & Associates, Inc., our independent petroleum engineers, using methods prescribed by the U.S. Securities and Exchange Commission (the “SEC”), attached hereto as the Appendix to Exhibit 99.2, which we refer to herein as “SEC pricing,” and using specified management parameters of $72 per Bbl of oil and $3.75 per one million British thermal units (“MMBtu”) of natural gas, referred to herein as “management pricing”.

	December 31, 2021
	SEC Pricing (1)	Management Pricing (2)
Proved Developed Producing:
Oil (MBbls)	15,726	15,819
Natural gas (MMcf)	11,389	11,500
Natural gas liquid (MBbls)	2,747	2,773
Oil equivalent (MBoe)	20,371	20,508
PV-10 (dollars in thousands)(3)	530,693	582,023
Proved Developed Non-Producing:
Oil (MBbls)	6,884	6,909
Natural gas (MMcf)	3,222	3,235
Natural gas liquid (MBbls)	793	796
Oil equivalent (MBoe)	8,214	8,244
PV-10 (dollars in thousands)(3)	211,344	233,400
Proved Undeveloped(4):
Oil (MBbls)	29,215	29,317
Natural gas (MMcf)	15,450	15,511
Natural gas liquid (MBbls)	3,838	3,854
Oil equivalent (MBoe)	35,628	35,757
PV-10 (dollars in thousands)(3)	596,156	682,219
Total Proved:
Oil (MBbls)	51,825	52,045
Natural gas (MMcf)	30,061	30,246
Natural gas liquid (MBbls)	7,378	7,423
Oil equivalent (MBoe)	64,213	64,509
PV-10 (dollars in thousands)(3)	1,338,193	1,497,642

(1)
SEC pricing proved reserves and associated PV-10 are estimated in accordance with guidelines established by the SEC. The SEC requires the use of a 12-month average price, calculated as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month period prior to the end of the reporting period, The base oil price is based upon WTI-Cushing spot prices (EIA) during January 2021 through December 2021 and the base gas price is based on Henry Hub spot prices (Platts Gas Daily) during January 2021 through December 2021. Natural gas liquids (“NGL”) prices were adjusted on a per-property basis and averaged 44.5% of the oil price on a composite basis. The base prices were adjusted for differentials on a per-property basis, which may include local basis differential, treating cost, transportation, gas shrinkage, gas heating value and/or crude quality and gravity corrections. After these adjustments, the net realized prices for the SEC pricing over the life of the proved properties was estimated to be $66.10 per barrel for oil, $0.786 per MCF for natural gas and $29.76 per barrel for NGL. Economic factors were held constant in accordance with SEC guidelines.

(2)
Management pricing proved reserves and associated PV-10 are prepared based on specified management parameters of $72 per Bbl of oil and $3.75 per MMBtu of natural gas. In the management pricing scenario base prices were adjusted for differentials on a per-property basis, which may include local basis differential, treating cost, transportation, gas shrinkage, gas heating value and/or crude quality and gravity corrections. After these adjustments, the net realized prices for the management pricing case over the life of the proved properties was estimated to be $71.54 per Bbl of oil, $0.923 per MCF for natural gas and $32.18 per Bbl for NGL.

HighPeak believes that the use of management pricing provides useful information about its reserves, as the management prices reflect what management believes to be reasonable assumptions as to future commodity prices over the productive lives of its properties. However, HighPeak cautions you that the management pricing used in preparing such estimates is not necessarily a projection of future oil and natural gas prices, and should be carefully considered in addition to, and not as a substitute for, SEC prices, when considering HighPeak’s oil, natural gas and NGL reserves and associated PV-10.

(3)	PV-10 is considered a non-GAAP financial measure.

(4)
Sustained lower prices for oil and natural gas may cause us to forecast less capital to be available for development of our proved undeveloped (“PUD”) reserves, which may cause us to decrease the amount of our PUD reserves we expect to develop within the allowed time frame. In addition, lower oil and natural gas prices may cause our PUD reserves to become uneconomic to develop, which would cause us to remove them from the PUD category.

The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 7.01         Regulation FD Disclosure.

The Company issued a press release on February 9, 2022 announcing the pricing of $225 million private placement of senior notes due 2024. A copy of the press release is included as Exhibit 99.1 hereto and incorporated by reference.

The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 8.01         Other Events.

The information set forth in Item 2.02 above under the caption “Summary Reserve Data as of December 31, 2021” is incorporated herein by reference.

In addition, in connection with the Private Placement, the Company provided the additional recent development set forth below in the disclosures provided to investors.

Credit Agreement Amendment

Concurrent with the signing of the purchase agreement, dated February 9, 2022, among the issuer, HighPeak Energy Acquisition Corp.; HighPeak Energy Employees, Inc.; HighPeak Energy Holdings, LLC; HighPeak Energy Assets; LLC and Lazy JJ Properties, LLC ( the “Guarantors”) and Credit Suisse Securities, LLC, as initial purchaser (the “Purchase Agreement”), HighPeak Energy, as borrower, Fifth Third Bank, National Association, as administrative agent, the guarantors party thereto and the lenders party thereto intends to enter into that certain Third Amendment to Credit Agreement (the “Credit Agreement Amendment”), which will amend that certain Credit Agreement, dated as of December 17, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified by (i) that certain First Amendment to Credit Agreement, dated as of June 23, 2021, (ii) that certain Second Amendment to Credit Agreement, dated as of October 1, 2021 and (iii) the Credit Agreement Amendment, (the “Credit Agreement”), among HighPeak Energy, Fifth Third Bank, National Association, as administrative agent, the guarantors party thereto and the lenders party thereto to, among other things, (i) update the maturity date to a springing maturity date, which will cause the Credit Agreement to mature on October 1, 2023 if the Notes are not retired or refinanced prior to that date, (ii) allow the borrower to redeem the Notes with proceeds of a refinancing, with proceeds of an equity offering or with cash, in each case, subject to certain customary conditions and (iii) replace the USD LIBOR rates with Term SOFR rates.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
23.1	Consent of Cawley, Gillespie & Associates, Inc.
99.1	Press Release dated February 9, 2022
99.2	Cawley, Gillespie & Associates, Inc. SEC Price Case Reserves Report of HighPeak Energy, Inc. at December 31, 2021.
99.3	Cawley, Gillespie & Associates, Inc. Management Price Case Reserves Report of HighPeak Energy, Inc. at December 31, 2021.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2022

HIGHPEAK ENERGY, INC.

By:	/s/ Steven W. Tholen
Name:	Steven W. Tholen
Title:	Chief Financial Officer